                                                                   Exhibit 10.17

                         TRAVELSMITH OUTFITTERS, INC.
                             2935 KERNER BOULEVARD
                             SAN RAFAEL, CA 94901


                      __________________________________

                        COMMON STOCK PURCHASE AGREEMENT

                                 June 30, 1996

                      __________________________________

                               TABLE OF CONTENTS

                                                                                Page
                                                                                ----
SECTION 1 - Authorization and Sale of Common Shares by the Company...........      1

        1.1       Authorization of Common Shares.............................      1
        1.2       Sale of Common Stock.......................................      1
        1.3       Partial Payment of the Purchase Price......................      1

SECTION 2 - Closing Date; Delivery...........................................      1

        2.1       Closing Date...............................................      1
        2.2       Delivery...................................................      2

SECTION 3 - Representations and Warranties of the Company....................      2

        3.1       Corporate Power............................................      2
        3.2       Authorization..............................................      2
        3.3       No Conflicts...............................................      2
        3.4       Governmental Consents, etc.................................      3
        3.5       Offering...................................................      3
        3.6       Brokers or Finders.........................................      3

SECTION 4 - Representations, Warranties and Covenants of the Purchaser.......      3

        4.1       Accredited Investor........................................      3
        4.2       Institutional Buyer........................................      3
        4.3       Experience; Risk...........................................      3
        4.4       Investment.................................................      3
        4.5       Restricted Securities; Rule 144............................      4
        4.6       No Public Market...........................................      4
        4.7       Access to Data.............................................      4
        4.8       Authorization..............................................      4
        4.9       Government Consents........................................      4
        4.10      Further Limitations on Disposition.........................      5

SECTION 5 - Conditions to Closing of Purchaser...............................      5

        5.1       Representations and Warranties Correct.....................      5
        5.2       Covenants..................................................      5
        5.3       Compliance Certificate.....................................      5
        5.4       BlueSky....................................................      5
        5.5       Stockholder Rights Agreement...............................      5

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
        5.6    James C. Slaughter Stock Purchase Agreement................     5
        5.7    John Kaufman Stock Purchase Agreement......................     5
        5.8    Employment Agreements......................................     5
        5.9    Board of Directors.........................................     6
        5.10   Conversion of Convertible Notes............................     6
        5.11   Amended Articles of Incorporation..........................     6
        5.12   Amended Bylaws.............................................     6

SECTION 6 -    Conditions to Closing of the Company.......................     6

        6.1    Representations.............................................    6
        6.2    Covenants...................................................    6
        6.3    BlueSky.....................................................    6
        6.4    Stockholder Rights Agreement................................    6
        6.6    James C. Slaughter Stock Purchase Agreement.................    6
        6.7    John Kaufman Stock Purchase Agreement.......................    7
        6.8    Board of Directors..........................................    7
        6.9    Conversion of Convertible Notes.............................    7
        6.10   Amended Articles of Incorporation...........................    7

SECTION 7 -    Affirmative Covenants of the Company........................    7

        7.1    Financial Information.......................................    7
        7.2    Inspection..................................................    8
        7.3    Confidentiality of Information..............................    8
        7.4    Termination of Covenants....................................    8
        7.5    Assignability...............................................    8
        7.6    Sale of Additional Shares of Common Stock...................    8
        7.7    Future Business Relationship................................   10
        7.8    Failure by Purchaser to Purchase Shares.....................   12
        7.9    Use of Services of Banker and/or Independent Appraiser......   12
        7.10   Cinmar Agreement............................................   12
        7.11   Purchaser Obligations under Employment Agreements...........   13

SECTION 8 -    Miscellaneous...............................................   13

        8.1    Governing Law...............................................   13
        8.2    Survival....................................................   13
        8.3    Entire Agreement; Amendment.................................   13

                               TABLE OF CONTENTS
                                  (continued)

                                                                                Page
                                                                                ----
        8.4      Successors and Assigns.......................................    13
        8.5      Notices, etc.................................................    13
        8.6      Delays or Omissions..........................................    14
        8.7      Expenses.....................................................    14
        8.8      Severability.................................................    14
        8.9      Counterparts.................................................    14
        8.10     Specific Performance.........................................    15

Exhibits


     A    -    Form of Promissory Note
     B    -    Stockholder Rights' Agreement
     C    -    Form of Employment Agreement
     D    -    Form of Slaughter Stock Purchase Agreement
     E    -    Form of Kaufman Stock Purchase Agreement
     F    -    Form of Amended Articles of Incorporation
     G    -    Form of Amended Bylaws

                         TRAVELSMITH OUTFITTERS, INC.

                        COMMON STOCK PURCHASE AGREEMENT



     This Agreement is made as of June 30, 1996, among TravelSmith Outfitters, Inc. a California corporation (the "Company"), Charles L. Slaughter ("Slaughter") and Scott Sklar ("Sklar" and together with Slaughter, the "Management") and The International Cornerstone Group, Inc., a Delaware corporation (the "Purchaser").


                                   SECTION 1

             Authorization and Sale of Common Shares by the Company
             ------------------------------------------------------

     1.1  Authorization of Common Shares. The Company has authorized the sale
          ------------------------------
and issuance of Seventeen Thousand Three Hundred Ninety (17,390) shares (the "Shares") of its Common Stock (the Common Stock"), having the rights, preferences, privileges and restrictions set forth in the Company's Amended and Restated Articles of Incorporation (the "Restated Articles").

     1.2  Sale of Common Stock. Subject to the terms and conditions hereof, the
          --------------------
Company will issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at a purchase price of $14 per share, the Shares.

     1.3  Partial Payment of the Purchase Price. Notwithstanding anything
          -------------------------------------
contained herein to the contrary, at the Closing (as hereinafter defined) payment of the purchase price by the Purchaser shall be made (i) by delivery of 50% of the purchase price in cash and (ii) by delivery of a promissory note (the "Note") in the aggregate principal amount of the remaining 50% of the purchase price, with the terms and conditions as set forth in and substantially in the form of Exhibit A hereto.
        ---------


                                   SECTION 2

                             Closing Date: Delivery
                             ----------------------

     2.1  Closing Date. The closing of the purchase and sale of the Shares
          ------------
hereunder (the "Closing") shall be held at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, at 10:00 a.m. on July 17, 1996, or at such other time and place upon which the Company and the Purchaser shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

     2.2  Delivery. At the Closing, the Company will deliver to the Purchaser a
          --------
certificate or certificates representing the Shares against payment of the purchase price therefor, by check payable to the Company in the amount of 50% of the purchase price therefor and by delivery of the Note.


                                   SECTION 3

                 Representations and Warranties of the Company
                 ---------------------------------------------

     The Company hereby represents and warrants to the Purchasers as follows:

     3.1  Corporate Power. The Company will have prior to the Closing Date all
          ---------------
requisite legal and corporate power to execute and deliver this Agreement, the Stockholder Rights Agreement substantially in the form attached hereto as Exhibit B (the "Stockholder Rights Agreement") and the Employment Agreements, to
---------
be entered into with each of Slaughter and Sklar, substantially in the form attached hereto as Exhibit C (the "Employment Agreements"), to sell and issue
                   ---------
the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement, the Stockholder Rights Agreement and the Employment Agreements and the transactions contemplated hereby and thereby. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing under such laws.

     3.2  Authorization. All corporate action on the part of the Company, its
          -------------
officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement, the Stockholder Rights Agreement and the Employment Agreements by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations hereunder and thereunder has been taken or will be taken prior to the Closing. This Agreement, the Stockholder Rights Agreement and the Employment Agreements, when executed and delivered by the Company, shall constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares are duly authorized and, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued and will be fully paid and nonassessable and free and clear of all liens and encumbrances, provided, however, that the Shares may be subject to
                  --------  -------
restrictions on transfer under state and/or federal securities laws as set forth herein. All preemptive rights and rights of first refusal relating to the issuance of the Shares have been waived.

     3.3  No Conflicts. The execution, delivery and performance of and
          ------------
compliance with this Agreement, the Stockholder Rights Agreement and the Employment Agreements and the issuance of the Shares, have not resulted and will not result in any violation of, or conflict with, or constitute a default under its Articles of Incorporation or Bylaws, or in any material respect, any mortgage, indenture, contract, agreement, instrument, judgment or decree, and to its knowledge, any order, statute, rule or regulation applicable to the Company, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

     3.4  Governmental Consents, etc. No consent, approval, order or
          --------------------------
authorization of or designation, declaration or filing with any state or federal governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the Stockholder Rights Agreement or the Employment Agreements, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under the California Corporate Securities Law and other applicable Blue Sky laws, of the offer and sale of the Shares, which filing and qualification, if required, will be accomplished in a timely manner prior to or promptly upon completion of the Closing.

     3.5  Offering. Subject to the accuracy of the Purchaser's representations
          --------
in Section 4 hereof, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

     3.6  Brokers or Finders. The Company has not incurred, and will not incur,
          ------------------
directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                                   SECTION 4

          Representations, Warranties and Covenants of the Purchaser
          ----------------------------------------------------------

     The Purchaser hereby represents, warrants and covenants to the Company with respect to the purchase of the Shares as follows:

     4.1  Accredited Investor. The Purchaser qualifies as an "accredited
          -------------------
investor" as such term is defined in the Securities Act.

     4.2  Institutional Buyer.  The Purchaser qualifies as an "institutional
          -------------------
buyer" as such term is defined in the Massachusetts Uniform Securities Act.

     4.3  Experience; Risk. The Purchaser has such knowledge and experience in
          ----------------
financial and business matters that such Purchaser is capable of evaluating the merits and risks of the purchase of the Shares pursuant to the Agreement and of protecting the Purchaser's interests in connection therewith. The Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment. The Purchaser is experienced in evaluating and investing in companies such as the Company.

     4.4  Investment. The Purchaser is acquiring the Shares for investment for
          ----------
its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser understands that the Shares to be purchased have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

     4.5  Restricted Securities: Rule 144. The Purchaser understands that the
          -------------------------------
Shares, will be "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by, Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

     4.6  No Public Market. The Purchaser understands that no public market now
          ---------------
exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the Shares.

     4.7  Access to Data. The Purchaser has had an opportunity to discuss the
          --------------
Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's facilities and has received all information requested from the Company regarding the investment in the Company.

     4.8  Authorization. The Purchaser represents that it has the full right,
          -------------
power and authority to enter into and perform the Purchaser's obligations under this Agreement, the Stockholder Rights Agreement and the Employment Agreements, and this Agreement, the Stockholder Rights Agreement and the Employment Agreements when executed and delivered by the Purchaser will constitute valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.9  Government Consents.  No consent, approval or authorization of or
          -------------------
designation, declaration or filing with any state, federal, or foreign governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement, the Stockholder Rights Agreement and the Employment Agreements by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby.

     4.10 Further Limitations on Disposition. Without in any way limiting the
          ----------------------------------
representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Shares except in compliance with
Section 8 of the Stockholder Rights Agreement.


                                   SECTION 5

                      Conditions to Closing of Purchaser
                      ----------------------------------

     The Purchaser's obligation to purchase the Shares at the Closing is, at the option of the Purchasers, subject to the fulfillment on or prior to the Closing Date of the following conditions:

    5.1  Representations and Warranties Correct. The representations and
         --------------------------------------
warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

     5.2  Covenants. All covenants, agreements and conditions contained in this
          ---------
Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

     5.3  Compliance Certificate. The Company shall have delivered to the
          ----------------------
Purchasers a certificate executed by the President of the Company, dated the Closing Date and certifying to the fulfillment of the conditions specified in Sections 5.1, 5.2, 5.4, 5.9, 5.11 and 5.12 of this Agreement.

     5.4  Blue Sky. The Company shall have obtained all necessary Blue Sky law
          --------
permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Shares.

     5.5  Stockholder Rights Agreement. The Company and each other holder of the
          ----------------------------
Company's capital stock shall have executed and delivered the Stockholder Rights Agreement.

     5.6  James C. Slaughter Stock Purchase Agreement. James C. Slaughter shall
          -------------------------------------------
have executed and delivered to the Purchaser the Stock Purchase Agreement substantially in the form attached hereto as Exhibit D (the "Slaughter Stock
                                             ---------
Purchase Agreement").

     5.7  John Kaufman Stock Purchase Agreement. John Kaufman shall have
          -------------------------------------
executed and delivered to the Purchaser the Stock Purchase Agreement substantially in the form attached hereto as Exhibit E (the "Kaufman Stock
                                             ---------
Purchase Agreement").

     5.8  Employment Agreements. The Company and each of Slaughter and Sklar
          ---------------------
shall have executed and delivered the Employment Agreement.

     5.9  Board of Directors. Effective as of the Closing Date, the Company's
          ------------------
Board of Directors shall include Charles L. Slaughter, Scott Sklar, James C. Slaughter, Donald J. Steiner, William End, and Wally Bernheimer.

     5.10 Conversion of Convertible Notes. Each of Slaughter and Sklar shall
          -------------------------------
have exercised his respective right to convert his respective Subordinated Convertible Note, dated February 7, 1996 ("Convertible Note"), into Common Stock pursuant to Section 4 of such Convertible Note.

     5.11 Amended Articles of Incorporation. The Amended Articles of
          ---------------------------------
Incorporation substantially in the form of Exhibit F ("Amended Articles") shall
                                           ---------
have been filed with the Secretary of State of California.

     5.12 Amended Bylaws. The Bylaws substantially in the form of Exhibit G
          --------------                                          ---------
shall have been approved by the Board of Directors of the Company.


                                  SECTION 6

                     Conditions to Closing of the Company
                     ------------------------------------

      The Company's obligation to sell and issue the Company Shares at the Closing is, at the option of the Company, subject to the fulfillment of the following conditions:

     6.1  Representations. The representations made by the Purchaser in Section
          ---------------
4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

     6.2  Covenants. All covenants, agreements and conditions contained in this
          ---------
Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

     6.3  Blue Sky. The Company shall have obtained all necessary Blue Sky law
          ---------
permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Shares.

     6.4  Stockholder Rights Agreement. The Purchaser shall have executed and
          ----------------------------
delivered to the Company the Stockholder Rights Agreement.

     6.5  Employment Agreements. The Purchaser shall have executed and delivered
          ---------------------
the Employment Agreement.

     6.6  James C. Slaughter Stock Purchase Agreement. The Purchaser shall have
          -------------------------------------------
executed and delivered to James C. Slaughter the Slaughter Stock Purchase Agreement.

     6.7  John Kaufman Stock Purchase Agreement. The Purchaser shall have
          -------------------------------------
executed and delivered to John Kaufman the Kaufman Stock Purchase Agreement.

     6.8  Board of Directors. Effective as of the Closing Date, the Company's
          ------------------
Board of Directors shall include Charles L. Slaughter, Scott Sklar, James C. Slaughter, Donald J. Steiner, William End, and Wally Bernheimer.

     6.9  Conversion of Convertible Notes. The Purchaser shall have exercised
          -------------------------------
its right to convert its Convertible Note into Common Stock pursuant to Section 4 of such Convertible Note.

     6.10 Amended Articles of Incorporation. The Amended Articles shall have
          ------------------- -------------
been filed with the Secretary of State of California.


                                   SECTION 7

                     Affirmative Covenants of the Company
                     ------------------------------------

     The Company hereby covenants and agrees as follows:

     7.1  Financial Information.
          ---------------------

          (a) As soon as practicable after the end of each fiscal year, and in any event within sixty (60) days thereafter, the Company will furnish to Purchaser consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year and consolidated statements of income and cash flows for the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles with a written explanation of any changes in the application of such principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. In addition, the Company agrees to cause such annual financial statements to be audited by independent public accountants engaged by the Company and to deliver such audited financial statements, together with the auditor's report thereon, to the Purchaser within ninety (90) days after the Company's fiscal year end.

          (b) As soon as practicable after the end of each calendar month and fiscal quarter, and in any event within thirty (30) days and forty-five (45) days, respectively, thereafter, the Company will furnish to Purchaser its consolidated balance sheets as of the end of such period and its consolidated statements of income and cash flows for the period then ended and for the current fiscal year to date, together with comparisons of such statements to the Company's operating results in the prior year period and to the Company's operating plan then in effect. Such monthly and quarterly financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as noted and except for normal recurring year-end adjustments and for the absence of footnotes.

          (c) As soon as practicable after its adoption by the Board of Directors, the Company shall furnish to the Purchaser an annual budget. Such budget shall include, among other things, revenues and profit or loss projections, cash flow from operations, capital requirements and operating expense budgets, manpower projections and projected balance sheets for each month of such year and for the end of such year.

    7.2   Inspection. The Company shall permit the Purchaser to visit and
          ----------
inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with the Company and its officers and, in the presence of representatives of the Company, its accountants, all at such reasonable times as may be reasonably requested by Purchaser.

    7.3   Confidentiality of Information. The Purchaser agrees that any
          ------------------------------
information obtained by Purchaser pursuant to Sections 7.1 and 7.2 is proprietary to the Company or confidential and will not be disclosed without the prior written consent of the Company or used for any purpose other than in Purchaser's capacity as a shareholder of the Company. The Purchaser further acknowledges and understands that any information so obtained which may be considered "inside" non-public information will not be utilized by such Purchaser in connection with purchases or sales of the Company's securities except in compliance with applicable state and federal anti-fraud statutes.

    7.4   Termination of Covenants. The covenants of the Company in Sections
          ------------------------
7.1, 7.2 and 7.3 shall terminate and be of no further force or effect at such time as the Company is required to file reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

    7.5   Assignability. The rights granted pursuant to Sections 7.1 and 7.2 may
          -------------
not be assigned by the Purchaser except to (a) an entity controlling, controlled by or under common control with Purchaser or (b) to a purchaser or transferee from Purchaser which acquires at least 15,000 shares of Common Stock or Series A Preferred Stock of the Company (appropriately adjusted for any stock split, reverse stock split, stock dividend or similar recapitalization occurring after the date hereof), provided that written notice of any such sale or transfer is given to the Company.

    7.6   Sale of Additional Shares of Common Stock. (a) The Company shall, by
          -----------------------------------------
written notice to the Purchaser, sell to the Purchaser and the Purchaser shall purchase up to an additional number of shares of Common Stock ("Additional Shares") equal to the quotient of (i) an amount determined by the Board of Directors, in its sole discretion, which amount shall not be less than $1 million and not more than $2 million, divided by (ii) the Fair Market Value (as
                                      ----------
defined below), and the Purchaser shall purchase from the Company such Additional Shares provided that it receives notice in accordance herewith and subject to the conditions set forth in Section 7.6(c). Such sale and purchase shall occur not sooner than January 1, 1997 and not later than December 31, 1997. Notice to the Purchaser of its intent to sell the Additional Shares shall be given at least thirty (30) days prior to the proposed sale. The closing of the purchase and sale of the Additional Shares ("Additional Shares Closing") shall be held at such place, time and date as shall be specified in the Company's notice. At such closing, (i) the Company shall deliver to the Purchaser (A) a certificate or certificates representing the Additional Shares and (B) a certificate executed by a Co-President of the Company, dated the date of the Additional Shares Closing, containing the representations and warranties set forth in Section 3 (with such adjustments as are appropriate to reflect the fact that such representations and warranties relate to the Additional Shares Closing rather than the Closing) and
(ii) the Purchaser shall deliver to the Company (A) a check payable to the Company in the amount of the purchase price for the Additional Shares and (B) a certificate executed by an officer of the Purchaser, dated the date of the Additional Shares Closing, containing the representations and warranties set forth in Section 4 (with such adjustments as are appropriate to reflect the fact that such representations and warranties relate to the Additional Shares Closing rather than the Closing).

          (b)  Fair Market Value. The per share Fair Market Value shall be a
               -----------------
value determined by and agreed upon by a Super-Majority (as such term is defined in the Stockholder Rights Agreement) of the Board of Directors. If a Super-Majority of the Board of Directors cannot agree upon a value within seven days after the receipt of the notice pursuant to Section 7.6(a) or 7.7(c), the Management and the Purchaser shall jointly retain, within thirty days from the end of such seven day period, an independent broker, dealer or investment banker who shall be acceptable, in the exercise of its sole discretion, to each of the Management and the Purchaser (an "Independent Appraiser") for the purpose of determining the per share fair market value ("Fair Market Value") of the outstanding shares of capital stock of the Company. The Independent Appraiser shall determine a per share value based on the sale of the Company in its entirety or the registration of substantially all of the shares of the Company. The Independent Appraiser shall (i) consider the valuations of comparable privately or publicly held companies and (ii) consider the valuation of the Company in both a private sale scenario and an IPO scenario and shall assign to each such scenario relative weights based on its sole opinion of the suitability of an IPO for the Company (including the possibility that the Company is not suitable for an IPO) and the suitability of a private sale of the Company. Notwithstanding the foregoing, the Independent Appraiser shall base the Fair Market Value determination on its determination of the most appropriate methodology for valuing the Company. Upon its determination of Fair Market Value, the Independent Appraiser shall prepare and deliver to each of the Management and the Purchaser a report (the "Appraisal Report") stating its determination of the Fair Market Value and setting forth in reasonable detail the method by which the same was determined. As a condition to its selection, the Independent Appraiser shall submit the Appraisal Report within 30 business days after its appointment.

    Unless within five days after receipt of the Appraisal Report, the Management or the Purchaser (any such person being hereinafter referred to as the "Objecting Party" and the non-objecting party being hereinafter referred to as the "Non-Objecting Party") delivers a written notice to the Company stating that it objects to the Fair Market Value set forth in such Appraisal Report (such notice being hereinafter referred to as the "Objection Notice"), the Fair Market Value set forth therein shall be final and binding on all parties. The Objection Notice shall set forth in reasonable detail the reasons for the Objecting Party's objections. If the Objecting Party and the Non-Objecting Party do not agree on the determination of the Fair Market Value within five days after receipt of an Objection Notice, the Objecting Party and the Non-Objecting Party shall select another Independent Appraiser to review the determination of Fair Market Value and to determine such amount independently in accordance with the provisions of this Section 7.6(b). Such Independent Appraiser's determination of

Fair Market Value shall be final and binding on all parties. The fees and expenses of the second Independent Appraiser shall be borne by the Objecting Party.

    For purposes of the Fair Market Value determination for purposes of Section 7.6(a), an Independent Appraiser shall exclude any effects of the purchase of the Additional Shares by the Purchaser. For all Fair Market Value determinations, an Independent Appraiser shall assume the total number of outstanding shares of capital stock of the Company to be the number actually outstanding plus shares issuable with respect to any outstanding options or other securities convertible into or exercisable for capital stock of the Company.

          (c) Notwithstanding any provision of Section 7.6(a) to the contrary, the Purchaser shall not have any obligation to purchase the Additional Shares if, on the closing date scheduled therefor, the sale and purchase of the Additional Shares shall have resulted or will result in a violation of, or conflict with any order, statute, rule or regulation applicable to the Company.

          7.7  Future Business Relationship. (a) Subsequent to the Closing, the
               ----------------------------
Management and the Purchaser will discuss, in good faith, any proposals by the Purchaser to reach a mutually acceptable arrangement enabling the Purchaser to acquire 80% of the Company's capital stock on or prior to February 1, 2000. Notwithstanding the foregoing, each party shall have sole discretion in determining whether to consummate any proposed arrangement. At no time will the Purchaser have an obligation to sell any of its voting securities of the Company to any person unless the Purchaser shall have failed to fulfill its contractual obligation to purchase the Additional Shares pursuant to Section 7.6(a) above or the Management's shares of capital stock pursuant to Section 7.7(c) below, in which case Section 7.8 shall apply.

          (b) If the Company and the Purchaser fail to reach an arrangement enabling the Purchaser to acquire 80% of the Company's capital stock by February 1, 2000, the Board of Directors shall seek alternatives for achieving liquidity at the highest possible value for the shareholders of the Company ("Liquidity Process"). At the option of the Board of Directors, such alternatives may include the engagement of an independent broker, agent or investment banker who shall be acceptable, in the exercise of its sole discretion, to each of the Management and the Purchaser (the "Banker") to pursue (i) a private sale of the Company by merger, consolidation, or sale of all or substantially all of the assets of the Company, or by any other means to an independent third party or
(ii) an underwritten public offering of capital stock of the Company pursuant to an effective registration statement under the Securities Act of 1933 for the account of the Company ("IPO"). Such Banker shall evaluate any such alternatives against any existing or newly proposed offer from the Purchaser. Such sale or IPO must be acceptable to each of the Management and the Purchaser. Neither the Management nor the Purchaser shall be obligated to sell any of its shares of capital stock of the Company as a result of such Process.

          (c)  (i)    Each of Slaughter, Sklar and Robert James Slaughter may,
by written notice (the "Put Notice") to the Purchaser at least sixty (60) days prior to the proposed sale, require the Purchaser to purchase any or all of the capital stock of the Company held by him at a purchase price equal to Fair Market Value (the "Put Right"), and the Purchaser agrees to purchase from him such shares provided that it receives a Put Notice in accordance herewith. Such sale and purchase shall occur not sooner than February 1, 2000 and not later than February 1, 2003 (the "Put Period"), provided, however, that if the Purchaser fails to purchase such shares in accordance with this Section 7.7(c)(i), the Purchaser's obligation to purchase such shares shall continue indefinitely beyond February 1, 2003. If each of Slaughter, Sklar and/or Robert James Slaughter gives a Put Notice to the Purchaser, the closing (a "Put Closing") of the purchase and sale of such shares shall be held at such place, time and date as shall be specified in each of Slaughter's, Sklar's and/or Robert James Slaughter's Put Notice.

               (ii) At a Put Closing, if it so elects by written notice to Slaughter, Sklar and/or Robert James Slaughter, as the case may be, the Purchaser may pay (A) up to 25% of the purchase price for such shares in the form of common stock of the Purchaser ("Purchaser Stock"), provided, that (I) the Purchaser Stock is then listed on a national securities exchange or the Nasdaq National Market (for purposes of determining the number of shares to be issued in payment of such portion of the purchase price, the value of Purchaser Stock shall equal the average of the closing sale price thereon over the 20 trading days immediately preceding the closing of such purchase and sale) and
(II) Slaughter, Sklar, and/or Robert James Slaughter, as the case may be, are not prevented under any federal securities laws, California Corporate Securities Law or any other applicable Blue Sky laws from freely offering, selling, exchanging, transferring or otherwise disposing of any Purchaser Stock and (B) up to 50% of the purchase price in the form of a full recourse promissory note, the principal of such shall bear interest at an annual rate equal to the "prime" rate of interest offered by The First National Bank of Boston as of the date of such Put Closing plus 2% and be payable one year from the date of such Put Closing and which shall provide, among other things, that (i) no pre-payment penalty shall be imposed, (ii) the Purchaser shall be required to use its best efforts to pre-pay the principal in full as soon as the Purchaser has adequate resources to do so, and (iii) 50% of such shares shall be pledged as security for such promissory note. Any portion of the purchase price not paid in the form of Purchaser Stock or promissory note shall be paid in cash at such Put Closing.

               (iii) At a Put Closing, (I) each of Slaughter, Sklar and/or Robert James Slaughter shall deliver to the Purchaser (A) a certificate or certificates representing the shares to be sold by him and (B) a certificate, dated the date of such Put Closing, containing the representations and warranties set forth in Section 1 of the Kaufman Stock Purchase Agreement and
(II) the Purchaser shall deliver to each of Slaughter, Sklar and/or Robert James Slaughter, (A) a check payable to him, a promissory note and/or Purchaser Stock in accordance with Section 7.7.(c)(ii) in an aggregate amount equal to the purchase price for such shares, and (B) a certificate executed by an officer of the Purchaser, dated the date of such Put Closing, containing the representations and warranties set forth in Section 2 of the Kaufman Stock Purchase Agreement.

               (iv) If Slaughter, Sklar and/or Robert James Slaughter elects to exercise his Put Right as to only a portion of his shares, Slaughter, Sklar, and/or Robert James Slaughter, as the case may be, may not elect to exercise his Put Right as to the rest of such shares at any time.

               (v) From and after the date Purchaser Stock is listed on a national securities exchange or the Nasdaq National Market, any person other than Slaughter, Sklar and/or

Robert James Slaughter holding shares of the capital stock the Company ("Minority Holders"), may require the Purchaser to purchase any or all of the
  ----------------
capital stock of the Company held by such Minority Holder at a purchase price equal to fair market value as determined by a majority of the Board of Directors, and the Purchaser agrees to purchase from such Minority Holder such shares, provided, that such Minority Holder gives notice to the Purchaser of his intent to sell such shares at least sixty (60) days prior to the proposed sale. If any Minority Holder gives such notice to the Purchaser, the closing of the purchase and sale of such shares shall be held at such place, time and date as shall be specified in such Minority Holder's notice. At such closing, (I) the Minority Holder shall deliver to the Purchaser (A) a certificate or certificates representing the shares to be sold by him and (B) a certificate, dated the date of the closing, containing the representations and warranties set forth in
Section 1 of the Kaufman Stock Purchase Agreement and (II) the Purchaser shall deliver to such Minority Holder (A) the number of shares of Purchaser Stock equal to (a) the number of shares specified in such Minority Holder's notice multiplied by the fair market value divided by (b) the average of the closing sale price on a national securities exchange or the Nasdaq National Market, as the case may be, over the 20 trading days immediately preceding the closing of such purchase and sale, and (B) a certificate executed by an officer of the Purchaser, dated the date of the closing, containing the representations and warranties set forth in Section 2 of the Kaufman Stock Purchase Agreement.

    7.8   Failure by Purchaser to Purchase Shares. If the Purchaser fails to
          ---------------------------------------
fulfill its contractual obligation to purchase any or all of the Additional Shares pursuant to Section 7.6(a) above or any or all of the shares of capital stock pursuant to Section 7.7(c) above, (i) the Management, if it so elects by written notice to the Purchaser, may pursue (A) a private sale of the Company by merger, consolidation, or sale of all or substantially all of the assets of the Company, or by any other means to a third party or (B) an IPO and the Purchaser shall vote all of its shares of capital stock in the Company to approve such a transaction and shall take any action required to consummate such a transaction on terms and conditions to be determined solely by the Management and the third party or underwriter, as the case may be, including the sale of all of the shares of capital stock of the Company held by the Purchaser and (ii) the Purchaser shall no longer be entitled to board representation and rights related thereto pursuant to Section 6.3 of the Stockholder Rights Agreement. The foregoing remedy shall be in addition to and not in lieu of any and all legal and equitable remedies of Management and the Company for Purchaser's failure to fulfill its contractual obligations set forth in Sections 7.6(a) and 7.7(c).

    7.9   Use of Services of Banker and/or Independent Appraiser. None of the
          ------------------------------------------------------
Company, the Management nor the Purchaser shall engage or receive any services from a Banker or an Independent Appraiser for a period of five years from the date of conclusion of the Liquidity Process, in the case of Banker, and from the date of the Appraisal Report, in the case of an Independent Appraiser; provided, that such Banker or Independent Appraiser may again be selected as a Banker or Independent Appraiser pursuant to the provisions of this Agreement.

    7.10  Cinmar Agreement. The Company shall execute and deliver a Distribution
          ----------------
Agreement with Cinmar, Inc. within ninety (90) days of the date hereof.

    7.11  Purchaser Obligations under Employment Agreements. The Purchaser
          -------------------------------------------------
acknowledges and agrees to fulfill its obligations under Section 10(a)(i) and 10(d)(ii) of each of the Employment Agreements.


                                   SECTION 8

                                 Miscellaneous
                                 -------------

    8.1   Governing Law. This Agreement shall be governed in all respects by the
          -------------
laws of the State of California as applied to contracts made and to be fully performed entirely within that state between residents of that state. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the California state courts of Santa Clara County, California, (or, if there is exclusive federal jurisdiction, the United States District Court for the Northern District of California) and the parties consent to the personal and exclusive jurisdiction and venue of these courts.

    8.2   Survival. The representations, warranties, covenants and agreements
          --------
made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.

    8.3   Entire Agreement; Amendment. This Agreement and the other documents
          ---------------------------
delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the parties hereto.

    8.4   Successors and Assigns. Except as otherwise provided herein, the
          ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of the Purchasers to purchase the Shares and the Additional Shares shall not be assignable without the consent of the Company.

    8.5   Notices, etc. All notices and other communications required or
          ------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Purchaser, at the address set forth on the signature page hereto and with a copy to Hale and Dorr, 60 State Street, Boston, Massachusetts 02109, Attention: Patrick J. Rondeau, Esq., or at such other address as shall have furnished to the Company upon not less than 10 days notice in writing, or (b) if to the Company, at its address as set forth on the cover page of this Agreement and addressed to the attention of the President and with a copy to Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, Attention: John V. Roos, Esq. or at such other address as the Company shall have furnished to the Purchasers upon not less than 10 days notice in writing.

    8.6   Delays or Omissions. No delay or omission to exercise any right, power
          -------------------
or remedy accruing to any party, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

    8.7   Expenses. Each party will pay its own costs and expenses in connection
          --------
with the transactions contemplated hereby; provided, that the Company agrees to reimburse the Purchaser following the Closing for the reasonable fees and expenses of Purchaser's counsel as well as Purchaser's reasonable out-of-pocket expenses incurred in performing its due diligence investigation, not to exceed $10,000 in aggregate.

    8.8   Severability. In the event that any provision of this Agreement
          ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

    8.9   Third Party Beneficiaries. The Minority Holders shall be considered
          -------------------------
third party beneficiaries under this Agreement.

    8.10  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

    8.10  Specific Performance. The parties hereto agree that irreparable damage
          -------------------
would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof; in addition to any other remedy at law or in equity.


 "COMPANY"                    TRAVELSMITH OUTFITTERS, INC.
                              a California corporation


                              /s/ Charles L. Slaughter
                              ------------------------------------------
                              By:  Charles L. Slaughter
                              Title:  Co-President

 "PURCHASER"                  THE INTERNATIONAL CORNERSTONE GROUP


                              __________________________________________
                              By:
                              Title:
                              Address:  600 Atlantic Avenue, Suite 2800
                                        Boston,MA 02210


"MANAGEMENT"



                              /s/ Charles L. Slaughter
                              ------------------------------------------
                              Charles L. Slaughter


                             /s/ Scott Sklar
                             -------------------------------------------
                             Scott Sklar

    8.10  Specific Performance. The parties hereto agree that irreparable damage
          --------------------
would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof; in addition to any other remedy at law or in equity.


"COMPANY"                     TRAVELSMITH OUTFITTERS, INC.
                              a California corporation


                              __________________________________________
                              By:  Charles L. Slaughter
                              Title:  Co-President

"PURCHASER"                   THE INTERNATIONAL CORNERSTONE GROUP


                              /s/ Donald J. Steiner
                              ------------------------------------------
                              By:
                              Title:
                              Address:  600 Atlantic Avenue, Suite 2800
                                        Boston, MA 02210


"MANAGEMENT"


                              __________________________________________
                              Charles L. Slaughter


                              __________________________________________
                              Scott Sklar

                                     -15-